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Exhibit 5.1

June 18, 2026

BioVie Inc.

680 West Nye Lane, Suite 201

Carson City, Nevada 89703

Re:	BioVie Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to BioVie Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), on a Form S-3 Registration Statement (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”), of up to an aggregate offering price of $300,000,000, or the equivalent thereof, of the Company’s Securities, as defined below.

The prospectus (the “Prospectus”) that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) in connection with the registration of any Securities. The Registration Statement, including the Prospectus as supplemented from time-to-time by one or more Prospectus Supplements, covers the offering and issuance by the Company of:

(a)   shares of Class A common stock, $0.0001 par value per share (the “Common Stock”);

(b)   shares of preferred stock, $0.001 par value per share (the “Preferred Stock”);

(c)   warrants to purchase Common Stock, Preferred Stock, or Debt Securities (as defined below) (the “Warrants”);

(d)   debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder (an “Indenture”), by and between a trustee to be selected by the Company (the “Trustee”) and the Company;

(e)   subscription rights to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and/or Units (as defined below) (the “Rights”); and

BioVie Inc.

June 18, 2026

(f)   units comprised of any combination of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, or Rights (the “Units” and collectively with the Common Stock, the Preferred Stock, the Warrants, the Debt Securities, and the Rights, the “Securities”).

The Securities may be issued and sold by the Company in an unspecified number and the Debt Securities may be issued in an unspecified principal amount pursuant to the applicable provisions of Rule 415 of the Securities Act. The Registration Statement provides that the Securities may be offered separately or together, in one or more series or classes, and in amounts, at prices, and on terms to be described in one or more Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting, subscription, placement agency, or similar agreement, which will be in substantially the forms previously filed or to be filed under a Current Report on Form 8-K.

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)  the Registration Statement;

(b)  corporate charter documents and records; and

(c)  forms of agreements, resolutions of the Board of Directors of the Company (the “Board”), and such other matters as relevant related to the registration of the Securities under the Securities Act.

We have obtained from officers and agents of the Company, and have relied upon, such certificates, representations, and assurances as we have deemed necessary and appropriate for purposes of rendering this opinion letter. We have also examined such other documents, records, certificates, and instruments (collectively with the documents identified in (a) through (c) above, the “Documents”) as we deem necessary or advisable to render the opinions set forth herein.

In our examination, we have assumed:

(a)  the legal capacity of all natural persons executing the Documents;

(b)  the genuineness of all signatures on the Documents;

(c)  the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies;

(d)  that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

BioVie Inc.

June 18, 2026

(e)  that such Documents are enforceable in accordance with their terms with respect to all parties;

(f)  other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the execution, delivery, and performance by all parties of the Documents, and the validity and binding effect thereof on such parties;

(g)  that: (i) the Registration Statement and any amendments thereto shall have become effective under the Securities Act and will remain effective at the time of issuance of any Common Stock or Preferred Stock thereunder; (ii) a Prospectus Supplement describing the Common Stock and each class of Preferred Stock offered pursuant to the Registration Statement will be timely filed with the Commission; (iii) the definitive terms of the Common Stock and each class of Preferred Stock shall have been established in accordance with resolutions (each, a “Board Action”) duly adopted by the Company’s Board in compliance with the Company’s Articles of Incorporation, Bylaws, and applicable law; (iv) a Certificate of Designation related to the establishment of any series of Preferred Stock will have been duly adopted by the Company’s Board and duly filed with the Nevada Secretary of State; (v) the Company will issue and deliver the Common Stock or Preferred Stock identified in any applicable Prospectus Supplement in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any applicable underwriting, subscription, placement agency, or similar agreement; (vi) the total number of shares of Common Stock issuable (including upon conversion, exchange, or exercise of any other security) will not exceed the total number of shares of Common Stock that the Company is authorized to issue and has available under its Articles of Incorporation at the time of issuance; (vii) the total number of shares of Preferred Stock issuable (including upon conversion, exchange, or exercise of any other security) will not exceed the total number of shares of Preferred Stock that the Company is authorized to issue and has available under its Articles of Incorporation and the applicable Certificate of Designation related to the Preferred Stock at the time of issuance; (viii) the Board Action authorizing the Company to offer, issue, and sell the Common Stock and Preferred Stock will have been adopted by the Board and will be in full force and effect at the time the Securities are offered and sold by the Company; and (ix) the Common Stock and Preferred Stock will have been issued in compliance with federal and state securities law.

The opinions expressed below are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed for purposes of delivering these opinions expressed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

BioVie Inc.

June 18, 2026

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

(a)  The Common Stock to be sold by the Company, including any Common Stock duly issued: (i) upon the exchange or conversion of any duly issued preferred stock or debt securities, including the Preferred Stock or Debt Securities offered and issued under the Registration Statement, (ii) upon the exercise of any warrants, including any Warrants offered and issued under the Registration Statement, (iii) under the terms of any subscription rights or purchase contract, including any Rights offered and issued under the Registration Statement, or (iv) as a unit in combination with other securities of the Company, including any Unit offered and issued under the Registration Statement, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the applicable underwriting, subscription, placement agency, or similar agreement related to the issuance of the Common Stock as described in the Registration Statement, Prospectus, or a Prospectus Supplement, has been duly authorized and will be validly issued, fully paid, and non-assessable.

(b)  The Preferred Stock to be sold by the Company, including any Preferred Stock duly issued (i) upon the exchange or conversion of any duly issued debt securities, including the Debt Securities offered and issued under the Registration Statement, (ii) upon the exercise of any warrants, including any Warrants offered and issued under the Registration Statement, (iii) under the terms of any subscription rights or purchase contract, including any Rights offered and issued under the Registration Statement, or (iv) as a unit in combination with other securities of the Company, including any Unit offered and issued under the Registration Statement, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the applicable underwriting, subscription, placement agency, or similar agreement related to the issuance of the Preferred Stock as described in the Registration Statement, Prospectus, or a Prospectus Supplement, has been duly authorized and will be validly issued, fully paid, and non-assessable.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, we express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal laws. The opinions we express herein are limited solely to the laws of the State of Nevada, other than the securities laws and regulations of the State of Nevada (as to which we express no opinion).

BioVie Inc.

June 18, 2026

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fennemore Craig, P.C.

Fennemore Craig, P.C.

tmor/cdol